EXHIBIT 10.20

Narrative Summary of American Consumers, Inc.
Named Executive Officer Base Salaries for Fiscal 2011

The following table sets forth the base salary established for the fiscal year ending in May 2011 for the Chairman of the Board, Chief Executive Officer and Chief Executive Officer of American Consumers, Inc. (the “Company”), the only currently serving executive officer of the Company who qualifies as a “named executive officer” pursuant to Item 402(m)(2) of Securities and Exchange Commission Regulation S-K.  The annual base salary for the Company’s former Chairman and Chief Executive Officer, Michael A. Richardson, was set at $88,400 at the time of his death on November 20, 2009.  The Board of Directors of the Company, acting upon the recommendations of management and the Board’s Compensation Committee, has elected to leave the base salary for the current Chief Executive Officer and Chief Financial Officer unchanged from his base salary at the end of the Company’s 2010 fiscal year.

Name:	Title:	Annual Base Salary:
Paul R. Cook	Chairman of the Board, President and Chief Executive Officer, and Chief Financial Officer	$72,800